Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Veeva Systems Inc.:
We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein.
Our report on the consolidated financial statements contains an explanatory paragraph that states the Company has changed its method of accounting for leases as of February 1, 2019 due to the adoption of Accounting Standards Codification Topic 842, Leases.
/s/ KPMG LLP
Santa Clara, California
March 30, 2020